Exhibit 4.2

FORM OF ASSET BACKED NOTE ISSUED BY A TRUST

REGISTERED	$[•]

No. R

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO.

[Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC)—ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS

AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING

PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS

THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

JOHN DEERE OWNER TRUST 20XX

[•]% ASSET BACKED NOTES,

CLASS A-

John Deere Owner Trust 20XX, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                          DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[•] and the denominator of which is $[•] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal of the Class A-     Notes pursuant to Section 8.02(c) of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of                          , 20XX and the Redemption Date, if any, pursuant to Section 10.01(a) of the Indenture. Except as provided in the Indenture, no payments of principal of the Class A-     Notes shall be made until the principal of the Class A-1 Notes has been paid in its entirety. The Issuing Entity will pay interest on this Note at the Class A-     Note Interest Rate on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on such preceding Payment Date (or on the initial principal amount of this Note from and including                          , 20XX in the case of the first Payment Date). Interest on this Note will accrue for each Payment Date from and including the 15th day

of the month preceding such Payment Date (or, from and including,                          , 20XX in the case of the first Payment Date) to and including the 14th day of the month of such Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: JOHN DEERE OWNER TRUST 20XX

By:		,
not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

[U.S. BANK NATIONAL ASSOCIATION],
not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of the Class A-     Notes of a duly authorized issue of Notes of the Issuing Entity, designated as its Asset Backed Notes, all issued under an Indenture dated as of                     , 20XX (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuing Entity and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture[, subject to the subordination of the Class B Notes as provided in the Indenture].

Principal of the Notes will be payable on each Payment Date in an amount described on the face hereof.

As described above, the entire unpaid principal amount of, together with accrued and unpaid interest on, this Note shall be due and payable on the earlier of                              , 20XX and the Redemption Date, if any, pursuant to Section 10.01(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes of a Class shall be made pro rata to the Noteholders of such Class entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the

Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

The Issuing Entity shall pay interest on overdue installments of interest at a rate per annum equal to the sum of (i) the Class A-     Note Interest Rate and (ii) 1.0%, to the extent lawful.

As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer, on any Payment Date, following the last day of a Collection Period as of which the Pool Balance is 10% or less of the Initial Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that prior to the end of the period that is one year and one day after there has been paid in full all debt issued by any securitization vehicle in respect of which the Seller holds any interest, they will not institute against the Seller or the Trust, or join in, or assist or encourage others to institute, any institution against the Seller or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee shall treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuing Entity, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income and franchise tax purposes, the Notes [(other than the Class A-1 Notes while such Notes are not recognized for U.S. federal income tax purposes because they are beneficially owned by the Issuing Entity, the Depositor or any other single beneficial owner of the Issuing Entity for U.S. federal income tax purposes)] will qualify as indebtedness secured by the Collateral. Each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in a Note), will be deemed to agree to treat the Notes [(other than the Class A-1 Notes while such Notes are not recognized for U.S. federal income tax purposes because they are beneficially owned by the Issuing Entity, the Depositor or any other single beneficial owner of the Issuing Entity for U.S. federal income tax purposes)] for federal, State and local income and franchise tax purposes as indebtedness.

Without limiting any other information or certification requirements under applicable tax law, each Noteholder or holder of an interest in this Note, by acceptance of this Note or such interest therein, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in this Note, by acceptance of this Note or such interest therein, agrees that the Indenture Trustee, any Paying Agent or the Issuing Entity has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in this Note, either because such withholding is required under applicable tax law or as a result of the failure of the Noteholder or holder of an interest in this Note to comply with the requirements of the preceding sentence or other provisions requiring withholding under applicable tax law.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither                          in its individual capacity, U.S. Bank National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuing Entity. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Indenture Trustee which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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